UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2013

SOURCE FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	033-26828	80-0142655
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Level6/97 Pacific Highway North Sydney NSW 2060 Australia
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +61 2 8907-2500

1093 Broxton Avenue Suite 210 Los Angeles, CA 90024
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 9.01   Financial Statements and Exhibits.

(a)
Financial statements of Moneytech.

Audited Consolidated Financial Statements of Moneytech Limited and Subsidiaries as of June 30, 2012 and 2011 (1)

Unaudited Condensed Consolidated Financial Statements of Moneytech Limited and Subsidiaries as of and for the nine month period ended March 31, 2013

(b)
Pro forma financial statements of the Company.

Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2013

Unaudited Pro Forma Condensed Combined Income Statement for the Nine Months ended March 31, 2013

Unaudited Pro Forma Condensed Combined Income Statement for the Year Ended June 30, 2012

(d)	Exhibits

Exhibit No.	Description

10.1	Escrow Agreement (1) (1) Previously Filed

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2013

SOURCE FINANCIAL, INC.

By:	/s/Hugh Evans
Hugh Evans President and Chief Executive Officer

3

MONEYTECH LIMITED AND SUBSIDIARIES

INTERIM FINANCIAL STATEMENTS

MARCH 31, 2013

(UNAUDITED)

INDEX TO UNAUDITED FINANCIAL STATEMENTS

Condensed Consolidated Balance Sheet	F-3

Condensed Consolidated Statement of Operations and Comprehensive Loss	F-4

Condensed Consolidated Statement of Cash Flows	F-5

Notes to Condensed Consolidated Financial Statements	F-6

MONEYTECH LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
AS AT MARCH 31, 2013
(UNAUDITED)

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$5,583,748
Trade receivables	31,395,931
Inventories	245,286
Deferred tax assets	416,640
Other assets	1,492,248
TOTAL CURRENT ASSETS	39,133,853

NON-CURRENT ASSETS
Intangible assets	3,289,789
Deferred tax assets	1,753,190
Property, plant and equipment	712,858
TOTAL NON-CURRENT ASSETS	5,755,837

TOTAL ASSETS	$44,889,690

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Trade and other payables	$4,034,566
Wholesale loan facility	29,724,410
Provisions	32,399
TOTAL CURRENT LIABILITIES	33,791,375

NON-CURRENT LIABILITIES
Captial reserve	3,186,529
Convertible loan	52,080
Shareholder loans	57,341
TOTAL NON-CURRENT LIABILITIES	3,295,950

TOTAL LIABILITIES	37,087,325

EQUITY
Common Stock - no par value; 111,676,854 shares issued and outstanding	15,169,200
Other accumulated comprehensive gain (loss)	(42,633)
Accumulated Deficit	(7,324,201)
TOTAL EQUITY	7,802,365

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$44,889,690

The accompanying notes are an integral part of these financial statements

MONEYTECH LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS
FOR THE NINE MONTHS ENDED MARCH 31, 2013 and 2012
(UNAUDITED)

	March 31,
	2013	2012

Revenue	$4,029,295	$5,779,737
Cost of sales	1,735,683	4,208,396
Gross profit	2,293,612	1,571,341

Bad debt expenses	171,055	105,831
Payroll expenses	897,449	700,143
Occupancy expenses	199,745	179,176
Administration expenses	764,872	475,929
Depreciation and amortization expenses	450,678	413,534
Loss from operations	(190,187)	(303,272)

Other (Income) Expense
Interest income	(91,941)	(79,537)
Other income	(56,099)	(12,271)
Finance costs	140	22,972
Other (Income) Expense	(147,900)	(68,836)

Loss before income tax	(42,287)	(234,436)

Income tax expense	376,061	9,217

Net loss	(418,348)	(243,653)

Other comprehensive income (loss)
Foreign currency translation	181,656	(553,674)

Comprehensive loss	$(236,692)	$(797,327)

Earnings per share from net loss
Basic	(0.0037)	(0.0027)
Diluted	(0.0037)	(0.0016)

Weighted average number of shares outstanding:
Basic & diluted	111,676,854	91,271,854
Diluted	112,206,854	149,706,854

The accompanying notes are an integral part of these financial statements

MONEYTECH LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE NINE MONTHS ENDED MARCH 31, 2013 and 2012
(UNAUDITED)

	March 31,
	2013	2012
Net loss	$(418,348)	$(243,653)
Adjustments to reconcile net income to net cash
(used in) provided by operating activities:

Depreciation & amortization	450,678	413,534

(Increase) / decrease in assets:
Trade receivables	(4,187,641)	(162,235)
Inventories	(115,986)	8,208
Deferred tax assets	364,774	-
Other receivable	51,930	-
Other assets	(229,849)	(289,076)
Increase/ (decrease) in current liabilities:
Trade payables	(2,689,921)	439,995
Net cash (used in) provided by operating activities	(6,774,363)	166,773

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment	(31,412)	(85,671)
Purchase of subsidiary	(111,650)	-
Net cash used in investing activities	(143,062)	(85,671)

CASH FLOWS FROM FINANCING ACTIVITIES
Wholesale loan facility	4,398,267	(66,728)
Capital Reserve	2,458,640	336,840
Repayment of borrowings	(114,352)	-
Net cash provided by financing activities	6,742,555	270,112

Effect of exchange rate changes on cash and cash equivalents	141,593	(260,730)

Net (decrease) / increase in cash and cash equivalents	(33,277)	90,484

Cash and cash equivalents at the beginning of the period	5,617,025	2,854,959

Cash and cash equivalents at the end of the period	$5,583,748	$2,945,443

SUPPLEMENTAL DISCLOSURES:
Cash paid during the year for:
Income tax payments	$10,868	$9,217
Interest payments	$140	$22,972

The accompanying notes are an integral part of these financial statements

MONEYTECH LIMITED AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2013
(UNAUDITED)

Note 1 – ORGANIZATION

Moneytech Limited was incorporated under the laws of the Australia on September 9, 2003.  Through its wholly owned subsidiaries, Moneytech Finance Pty Ltd and Moneytech Services Pty Ltd, it offers working capital, trade and debtor finance solutions, to small and medium sized businesses.

Moneytech delivers its product offerings through ‘The Moneytech Exchange’, which is a real-time core banking platform, developed in-house and which continues to be upgraded with the support of the Australian Federal Government’s Research and Development program.

The Moneytech Exchange serves as the backbone of the business by providing internet style banking access to Moneytech’s customers and back-office systems to Moneytech staff.

When used in these notes, the terms "Company," "we," "our," or "us" mean Moneytech Limited and its Subsidiaries.

Note 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
The accompanying financial statements were prepared in conformity with generally accepted accounting principles in the United States of America (“US GAAP”).

Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to U.S. GAAP rules and regulations for presentation of interim financial information. Therefore, the unaudited condensed interim financial statements should be read in conjunction with the audited annual financial statements for the years ended June 30, 2012 and 2011. Current and future financial statements may not be directly comparable to the Company’s historical financial statements. Accordingly, the results of operations for the interim period are not necessarily indicative of the results to be expected for any other interim period or for the full year.

Principles of Consolidation
The consolidated financial statements include the accounts of Moneytech Limited and its wholly owned subsidiaries Moneytech Finance Pty Ltd and Moneytech Services Pty Ltd, and are collectively referred to as the Company.  All material intercompany accounts, transactions and profits were eliminated in consolidation.

Equity Investments
The Company uses the equity method of accounting for investments when the percentage of ownership of the investment is between 20% and 50%.  The Company includes the proportionate share of the profit or loss as part of the carrying value of the investment.

Liquidity Matters
Based upon its current projection of revenue, management believes that its current cash position and available financing provide sufficient resources and operating flexibility through at least the next twelve months. However, there can be no assurance that projected revenue growth and improvement in operating results will occur or that the Company will successfully implement its plans. In the event cash flow from operations is not sufficient, additional sources of financing will be required in order to maintain the Company’s current operations. Whereas management believes it will have access to other financing sources, no assurance can be given that such additional sources of financing will be available on acceptable terms, on a timely basis or at all.

Foreign Currency Translation and Comprehensive Income (Loss)
The accounts of Moneytech Limited and subsidiaries were maintained, and its financial statements were expressed, in AUD. Such financial statements were translated into USD with the AUD as the functional currency.  All assets and liabilities were translated at the exchange rate at the balance sheet date, stockholder’s equity is translated at the historical rates and income statement items are translated at the average exchange rate for the period.  Transactions in foreign currencies are initially recorded at the functional currency rate ruling at the date of transaction.  Any differences between the initially recorded amount and the settlement amount are recorded as a gain or loss on foreign currency transaction in the consolidated statements of operations. The resulting translation adjustments are reported under other comprehensive income as a component of shareholders’ equity.  There were no significant fluctuations in the exchange rate for the conversion of AUD to USD after the balance sheet date.

Use of Estimates
The preparation of financial statements in conformity with US GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.  Significant estimates include collectability of accounts receivable, accounts payable, sales returns and recoverability of long-term assets.

Revenue Recognition
Revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and collectability is probable. Revenue generally is recognized net of allowances for returns and any taxes collected from customers and subsequently remitted to governmental authorities.

Cost of Revenue
Cost of revenue includes; programs licensed; operating costs related to product support service centers to drive traffic to our websites, costs incurred to support and maintain products and services, including inventory valuation adjustments; costs associated with the delivery of consulting services; and the amortization of capitalized research and development costs. Capitalized research and development costs are amortized over the estimated lives of the products.

Research and Development
Research and development expenses include payroll, employee benefits, and other headcount-related expenses associated with product development. Research and development expenses also include third-party development and programming costs, localization costs incurred to translate software for international markets, and the amortization of purchased software code and services content. Such costs related to software development are included in research and development expense until the point that technological feasibility is reached, which for our software products, is generally shortly before the products are released to manufacturing. Once technological feasibility is reached, such costs are capitalized and amortized to cost of revenue over the estimated lives of the products.

Income Taxes
The Company utilizes FASB Accounting Standards Codification (ASC) Topic 740, Income Taxes, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that were included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company follows FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, (codified in FASB ASC Topic 740). When tax returns are filed, it is likely that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination. Interest associated with unrecognized tax benefits is classified as interest expense and penalties are classified in selling, general and administrative expenses in the statements of income.

Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk are cash, accounts receivable and other receivables arising from its normal business activities.  The Company places its cash in what it believes to be credit-worthy financial institutions.  The Company has a diversified customer base, most of which are in Australia.  The Company controls credit risk related to accounts receivable through credit approvals, credit limits and monitoring procedures.  The Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance, if required, for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowance is limited.

Risks and Uncertainties
The Company is subject to risks from, among other things, competition associated with the industry in general, other risks associated with financing, liquidity requirements, rapidly changing customer requirements, limited operating history, foreign currency exchange rates and the volatility of public markets.

Contingencies
Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur.  The Company’s management and legal counsel assess such contingent liabilities, and such assessment inherently involves judgment.  In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements.  If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed.  Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed.

Cash and Equivalents
Cash and equivalents include cash in hand and cash in demand deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.  At March 31, 2013, the Company had $5,583,748 in cash, of which no deposits were covered by insurance.  The Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts.

Allowance for Doubtful Accounts
The Company maintains reserves for potential credit losses on accounts receivable.  Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves.  The allowance for doubtful accounts was $595,112 at March 31, 2013.

Inventory
Inventories are valued at the lower of cost (determined on a weighted average basis) or market.  Management compares the cost of inventories with the market value and allowance is made to write down inventories to market value, if lower.  As of March 31, 2013, inventory only consisted of finished goods.

Property, Plant & Equipment
Property and equipment is stated at cost and depreciated using the straight-line method over the shorter of the estimated useful life of the asset or the lease term. The estimated useful lives of our property and equipment are generally as follows: computer software developed or acquired for internal use, three  to 10 years; computer equipment, two to three years; buildings and improvements, five to 15 years; leasehold improvements, two to 10 years; and furniture and equipment, one to five years. Land is not depreciated.

Fair Value of Financial Instruments
For certain of the Company’s financial instruments, including cash and equivalents, restricted cash, accounts receivable, accounts payable, accrued liabilities and short-term debt, the carrying amounts approximate their fair values due to their short maturities.  ASC Topic 820, “Fair Value Measurements and Disclosures,” requires disclosure of the fair value of financial instruments held by the Company.  ASC Topic 825, “Financial Instruments,” defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures.  The carrying amounts reported in the consolidated balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest.  The three levels of valuation hierarchy are defined as follows:

Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.
The Company analyzes all financial instruments with features of both liabilities and equity under ASC 480, “Distinguishing Liabilities from Equity,” and ASC 815.

As of March 31, 2013, the Company did not identify any assets and liabilities that are required to be presented on the balance sheet at fair value.

Earnings Per Share (EPS)
Basic EPS is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted EPS is computed similar to basic net income per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if all the potential common shares, warrants and stock options had been issued and if the additional common shares were dilutive. Diluted EPS is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method for the outstanding options and the if-converted method for the outstanding convertible preferred shares. Under the treasury stock method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. Under the if-converted method, convertible outstanding instruments are assumed to be converted into common stock at the beginning of the period (or at the time of issuance, if later).

The following table sets for the computation of basic and diluted earnings per share for period ended March 31, 2013and 2012:

	March 31
	2013	2012
Basic:
Net Loss	$(418,348)	$(243,653)

Weighted average common shares outstanding	111,676,854	91,271,854

Earnings per share	$(0.0037)	$(0.0027)

Diluted:
Net loss	$(418,348)	$(243,653)

Weighted average common shares outstanding	111,676,854	91,271,854
Plus: assumed conversion of convertible loan and option	530,000	58,435,000
Common and potential common shares	112,206,854	149,706,854

Diluted earnings per share	$(0.0037)	$(0.0016)

Intangible Assets
All of our intangible assets are subject to amortization and are amortized using the straight-line method over their estimated period of benefit, ranging from one to 10 years. We evaluate the recoverability of intangible assets periodically by taking into account events or circumstances that may warrant revised estimates of useful lives or that indicate the asset may be impaired.

Note 2 – OTHER ASSETS

Other assets consist of the following as of March 31, 2013:

Research and development grant receivable	$690,745
Insurance claim receivable	541,644
Other receivable	25,501
Prepaid expenses	195,860
Deposits	38,498
$1,492,248

Note 3 – INTANGIBLE ASSETS

Intangible assets consist of the following as of March 31, 2013:

Moneytech software	$5,223,332
Goodwill	79,340
Accumulated amortization	(2,012,883)
$3,289,789

The intangible assets are amortized over 10-12 years.  Amortization was $323,942 for the period ended March 31, 2013.

Note 4 –LOANS

CURRENT:
Wholesale loan facility	$29,724,410
$29,724,410

Wholesale Loan Facility
The Company has a secured bank overdraft with a bank in Sydney Australia for up to AUD $25,000,000 for the company to use.  The overdraft is secured mainly by their trade receivables.  Interest rate charges at the bank reserve rate plus margin from the bank.  The agreement is currently set to expire on December 31, 2013 that can be renewed annually in September.  Interest expenses related to the loan for the nine months ended March 31, 2013 was approximately USD $1,410,596 and is included in cost of sales.

NON-CURRENT LIABILITIES:
Cash reserve	$3,186,529
Convertible loan	52,080
Shareholders loans	51,341
$3,295,951

Cash Reserve
The Company is required to maintain certain cash reserves with its senior debt provider in accordance with the Receivables Purchase Agreement (RPA) between the parties. The Required Cash Reserve amount may be provided by the Company or its customers and is held in a ‘Cash Reserve Account’ with its senior debt provider in accordance with the RPA terms and conditions.  The Required Cash Reserve balance is adjusted based on the RPA and the total facility limit provided to the Company by the senior debt.

Convertible Loan

The company has a convertible loan balance for AUD $50,000 with one shareholder.  The loan can be redeemed for 530,000 share of common stock that expire on September 30, 2014

Shareholders Loan

The Company has an accrued interest amount payable to a shareholder in the amount of AUD$165,153 as of June 30, 2012 and 2011.  The amount is due by July 31, 2013.  There is no interest charged on the balance.

The shareholder also had an option to purchase 37,500,000 shares of common stock which expired on March 31, 2013.

Note 5 – RELATED PARTY TRANSACTIONS

As of March 31, 2013, the Company paid a company controlled by its CEO  for consulting services in the amount of $32,603.

Note 6 – INCOME TAX

As of March 31, 2013, the Company had approximately $7,211,904 in net operating loss (“NOL”) carry forward available to offset future taxable income.  The NOLs can be carried forward without expiration in Australia.  The deferred tax asset as of June 30, 2012 consists of the tax benefit of the NOL carry forward.  Management believes that the NOLs will be realized in the near future and therefore no allowance was provided.  Accordingly, the company as of March 31, 2013 has deferred tax asset of $2,169,830,  $416,640 has been reported as current deferred tax assets and $1,753,190 has been reported as non-current deferred tax asset.

The following is a reconciliation of the provision for income taxes as the US federal income tax rate to the income taxes reflected in the Statements of Operations and Comprehensive Loss for the nine months ended March 31, 2013 and 2012, respectively:

March 31, 2013	U.S.	State	International	Total
Current	$-	$-	$11,288	$11,288
Deferred	-	-	364,773	364,773
Total	$-	$-	$376,061	$376,061

March 31, 2012	U.S.	State	International	Total
Current	$-	$-	$9,217	$9,217
Deferred	-	-	-	-
Total	$-	$-	$9,217	$9,217

Reconciliation of the differences between the statutory U.S. Federal income tax rate and the effective rate is as follows:

	March 31, 2013	March 31, 2012

US statutory tax rate (benefit)	34%	34%
Tax rate difference	(4)%	(4)%
Deferred tax asset	859%	-%
Other benefits	-%	(26)%

Tax expense at actual rate	889%	4%

Note 7 – EQUITY INVESTMENT

On January 16, 2013 the Company entered into an agreement whereby it received a 37.5% equity interest in 360 Market Pty. Limited.  The investment is accounted for by the equity method.

Note 8 –SUBSEQUENT EVENTS

On May 30, 2013, the Company entered into a Share Exchange Agreement (the “Exchange Agreement”) by and among the Company, Source Financial, Inc., Marco Garibaldi (“Garibaldi”), Edward DeFeudis (“DeFeudis”) and Hugh Evans (“Evans”), pursuant to which the shareholders of Moneytech (the “Moneytech Shareholders”), will transfer to the Company all of the shares of Moneytech  in exchange for the issuance of up to 5,300,000 shares of the Company’s common stock (the “Exchange Transaction”). Following the Exchange Transaction, Moneytech will be a wholly-owned subsidiary of the Source.  The Exchange Agreement was finalized on June 30, 2013.

Management has evaluated events subsequent through September 12, 2013 for transactions and other events that may require adjustment of and/or disclosure in its financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements  are provided to aid you in your analysis of the financial aspects of the acquisition of Moneytech  Limited by the Company. The unaudited pro forma condensed combined income statements combine the operating statements of Source and Moneytech giving effect to the acquisition as if it had occurred at the beginning of each period presented.  The pro forma condensed consolidated balance sheet is based on the assumption that the acquisition occurred March 31, 2013.  These unaudited pro forma condensed combined financial statements should be read in conjunction with the financial statements of Moneytech and the related notes thereto, included elsewhere in this Report.  Pro forma financial data are based on assumptions and reflect adjustments as reflected in the notes thereto,  The unaudited pro forma information is not necessarily indicative of the results of operations that may have actually occurred had the transaction taken place on the dates noted, or the future financial position or operating results of the combined company.

SOURCE FINANCIAL, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
March 31, 2013

		Moneytech Limited	Source Financial, Inc.	Wiki-Sub	Combined Historical		Pro Forma Adjustments	Combined Pro Forma
	CURRENT ASSETS
	Cash and cash equivalents	$5,583,748	$117,285	$-	$5,701,033			$5,701,033
	Trade and other receivables, net	31,395,931	-	-	31,395,931			31,395,931
	Inventory	245,286	-	-	245,286			245,286
	Deferred tax	416,640	-	-	416,640			416,640
	Other current assets	1,492,248	6,128	-	1,498,376			1,498,376
	TOTAL CURRENT ASSETS	39,133,853	123,413	-	39,257,266			39,257,266

	NON-CURRENT ASSETS
	Investment in subsidiary					1	6,625,000	-
						2	(6,625,000)
	Goodwill and intangible assets, net	3,289,789	173,290	-	3,463,079			3,463,079
	Deferred tax assets	1,753,190	-	-	1,753,190			1,753,190
	Property and equipment, net	712,858	9,766	-	722,624			722,624
	Other assets	-	56,957	-	56,957			56,957
	TOTAL NON-CURRENT ASSETS	5,755,837	240,013	-	5,995,850			5,995,850
	TOTAL ASSETS	$44,889,690	$363,426	$-	$45,253,116			$45,253,116

	CURRENT LIABILITIES
	Trade and other payables	$4,034,566	$3,000	$-	$4,037,566			$4,037,566
	Wholesale loan facility	29,724,410	-	-	-			-
	Taxes payable	-	-	-	-			-
	Accrued expenses	32,399	59,877	-	92,276			92,276
	Long-term debt, current portion	-	889,545	-	889,545	3	(889,545)	-
	TOTAL CURRENT LIABILITIES	33,791,375	952,422	-	34,743,797			34,743,797

	NON-CURRENT LIABILITIES
	Capital reserve	3,186,529	-	-	3,186,529			3,186,529
	Convertible loan	52,080	-	-	52,080			52,080
	Shareholder loan	57,341	-	-	57,341			57,341
	TOTAL NON-CURRENT LIABILITIES	3,295,950	-	-	109,421			109,421
	TOTAL LIABILITIES	37,087,325	952,422	-	38,039,747			38,039,747

	STOCKHOLDERS' EQUITY
	Common stock	15,169,200	206,125	-	15,375,325	1	530,000	796,125
						2	(15,169,200)
						3	60,000
	Preferred stock	-	-	-	-	1	5	5

	Additional paid in capital	-	10,101,933	-	10,101,933	1	6,094,995	15,836,267
						2	(1,190,206)
						3	829,545
	Accumulated deficit	(6,905,854)	(9,734,406)	-	(16,640,260)	2	9,734,406	(6,905,854)

	Current income (loss)	(418,348)	(1,152,810)	-	(1,571,158)		-	(1,571,158)
	Accumulated other comprehensive income (loss)	(42,633)	-	-	(42,633)			(42,633)
	Treasury stock	-	(9,838)	-	(9,838)			(9,838)
	TOTAL STOCKHOLDERS' EQUITY	7,802,365	(588,996)	-	7,213,369			7,213,369

	TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$44,889,690	$363,426	$-	$45,253,116			$45,253,116

	Pro Forma Adjustments

#1	Investment in subsidiary	$6,625,000
	Common stock		$530,000
	Preferred stock		$5
	Additional paid in capital		$6,094,995

	To record investment for Moneytech. Issuance of 5,300,000 common stock and 5,000 preferred shares

#2	Investment in subsidiary		$6,625,000
	Common stock	$15,169,200
	Accumulated deficit		$9,734,406
	Additional paid in capital	$1,190,206

	To remove investment during consolidation and adjust equity for reverse merger

#3	Long-term debt current portion	$889,545
	Additional paid in capital		$829,545
	Common stock		$60,000
	To record the converstion of debt to equity upon merger transaction

SOURCE FINANCIAL, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT
For the Nine Months Ended March 31, 2013
UNAUDITED

	Moneytech	Source	Combined	Pro Forma
	Limited	Financial, Inc.	Historical	Adjustments	Pro Forma

Revenue, net	$4,029,295	$3,813	$4,033,108	-	$4,033,108
Cost of sales	1,735,683	19,598	1,755,281		1,755,281

Gross profit	2,293,612	(15,785)	2,277,827		2,277,827

Operating expenses:
Bad debt expenses	171,055	-	171,055		171,055
Payroll expenses	897,449	-	897,449		897,449
Administration expenses	734,864	993,330	1,728,194	-	1,728,194
Merger related costs	229,753	-	229,753		229,753
Depreciation and amortization expenses	450,678	-	450,678		450,678
Total operating expenses	2,483,799	993,330	3,477,129		3,477,129

Loss from operations	(190,187)	(1,009,115)	(1,199,302)		(1,199,302)

Other income (expense)
Interst income	91,941	-	91,941		91,941
Other income	56,099	(258)	55,841		55,841
Finance costs	(140)	(143,437)	(143,577)	-	(143,577)
Total other income (expense)	147,900	(143,695)	4,205		4,205

Loss before income tax provision	(42,287)	(1,152,810)	(1,195,097)		(1,195,097)

Income tax provision	376,061	-	376,061		376,061

Net Loss	(418,348)	(1,152,810)	(1,571,158)		(1,571,158)

Loss per share:
Basic	$(0.004)	$(0.56)	$(0.01)		$(1.97)

Diluted	$(0.004)	$(0.56)	$(0.01)		$(1.97)

Weighted average number of shares outstanding:
Basic	111,676,854	2,065,266	113,742,120	(112,945,995)	796,125

Diluted	111,676,854	2,065,266	113,742,120	(112,945,995)	796,125

Pro Forma Adjustments

#1	To effect shares issued upon reorganization
The Company did not include potentially dilutive shares issued or outstanding as the effect of those shares would have resulted in an anti dilutive.

SOURCE FINANCIAL, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT
For The Fiscal Year Ended June 30, 2012
UNAUDITED

	Moneytech	Source	Combined	Pro Forma
	Limited	Financial, Inc.	Historical	Adjustments	Pro Forma

Revenue, net	$4,474,498	$3,414	$4,477,912	-	$4,477,912
Cost of sales	2,157,618	-	2,157,618		2,157,618

Gross profit	2,316,880	3,414	2,320,294		2,320,294

Operating expenses:
Bad debt expenses	105,954	-	105,954		105,954
Payroll expenses	1,006,815	-	1,006,815		1,006,815
Administration expenses	461,774	615,382	1,077,156	-	1,077,156
Depreciation and amortization expenses	594,011	-	594,011		594,011
Total operating expenses	2,168,554	615,382	2,783,936		2,783,936

Income (loss) from operations	148,326	(611,968)	(463,642)		(463,642)

Other income (expense)
Interst income	109,899	-	109,899		109,899
Other income	27,916	202,325	230,241		230,241
Finance costs	(28,555)	(147,202)	(175,757)	-	(175,757)
Total other income (expense)	109,260	55,123	164,383		164,383

Income (loss) before income tax provision	257,586	(556,845)	(299,259)		(299,259)

Income tax provision	-	-	-		-

Net income (loss)	257,586	(556,845)	(299,259)		(299,259)

Earnings per share:
Basic	$0.002	$(0.01)	$(0.00)		$(0.38)

Diluted	$0.002	$(0.01)	$(0.00)		$(0.38)

Weighted average number of shares outstanding:
Basic	111,676,854	77,634,452	189,311,306	(188,515,181)	796,125

Diluted	149,706,854	77,634,452	227,341,306	(226,545,181)	796,125

Pro Forma Adjustments

#1	To effect shares issued upon reorganization
The Company did not include potentially dilutive shares issued or outstanding as the effect of those shares would have resulted in an anti dilutive.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 – Basis for Pro Forma Presentation

The accompanying condensed combined pro forma financial statements illustrate the effect of the acquisition of Moneytech Limited (Moneytech) by Source Financial, Inc. (Company) which was effective June 30, 2013 on the Company's financial position and results of operations. The pro forma condensed combined balance sheet as of March 31, 2013 is based on the historical balance sheets of the Company and Moneytech as of that date. The pro forma condensed combined balance sheet assumes the acquisition took place on March 31, 2013.

The pro forma condensed combined income statement for the year ended June 30, 2012 is based on the historical income statements of Moneytech and the Company, and assumes the acquisition took place on July 1, 2011. The pro forma condensed combined income statements for the nine months ended March 31, 2013 is based on the historical income statements of the Company and Moneytech and assumes the acquisition took place on July 1, 2012.

The pro forma condensed combined financial statements may not be indicative of the actual results of the acquisition and there can be no assurance that the foregoing results will be obtained. In particular, the pro form condensed combined financial statements are based on the assumption that the acquisition occurred on the dates noted above when, in fact, it was effective on June 30, 2013. The actual results may have differed from those presented in the pro forma financial statements had the acquisition occurred on the dates assumed in the pro forma presentation.

The accompanying pro forma condensed combined financial statements should be read in conjunction with the historical financial statements of the Company and Moneytech.

Note 2 – Acquisition

Source Financial, Inc. was incorporated in the State of Delaware on June 24, 1988. Its business is conducted through two wholly owned operating entities: WikiTechnologies, Inc. and Moneytech USA, Inc. On June 30, 2013 the Company completed an acquisition of Moneytech  Ltd, an Australian Company.

The Reorganization has been accounted for as a reverse merger with Moneytech being treated as the accounting acquirer.

3.  Pro Forma Adjustments

Certain adjustments have been made to the historical financial statements in order to prepare the pro forma financial information as if the transaction had occurred at the beginning of the fiscal periods presented.

The adjustments are as follows:

(1) To record stock issuance of 5,300,000 common shares for the acquisition of Moneytech Ltd.

(2) To eliminate the investment in subsidiaries during consolidation and equity for reverse merger.

(3) To record the conversion of long term debt to equity at date of acquisition.